UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023

Avon Products, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-4881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Nunn Mills Road, Northampton NN1 5PA United Kingdom
(Address of Principal Executive Offices)

+44-1904-232425
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 11, 2023, Avon Products, Inc. (“Avon”) announced that it had commenced an offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 6.950% Notes due 2043 (the “Notes”), and a related solicitation of consents to the holders of the Notes to adopt certain amendment to the indenture governing the Notes. A copy of the press release is being furnished as Exhibit 99.1 herewith.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The information in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Avon Products, Inc. Press Release titled “Avon Products, Inc. Announces Tender Offer For Any And All of its Outstanding 6.950% Notes Due 2043 and Related Consent Solicitation,” dated July 11, 2023.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2023

AVON PRODUCTS, INC.

By:	/s/ Ginny Edwards
Name: Ginny Edwards
Title: VP, General Counsel and Corporate Secretary